Press Release	Source: EnerJex Resources, Inc.

EnerJex Exceeds Production Threshold Early With Strong Drilling and Work-Over Initiative

Tuesday December 11, 5:35 pm ET

OVERLAND PARK, Kan., Dec. 11 /PRNewswire-FirstCall/ -- EnerJex Resources, Inc. (OTC Bulletin Board: EJXR - News; "EnerJex") today reported that its operating subsidiaries have exceeded EnerJex's Debenture covenant that requires EnerJex to meet an average daily 180 Barrels of Oil Equivalent Per Day (BOPDE) starting November 15, 2007 and ending December 15, 2007.

Steve Cochennet, EnerJex's Chairman and CEO, noted, "Exceeding our average daily BOPDE Debenture covenant early is a tremendous milestone for us. Our team has worked hard and this achievement is an acknowledgement to us and to the market that our strategy and business plan are sound and on track."

The Debentures have a term of three years, carry an interest rate of 10%, are secured by most of the assets of EnerJex Kansas (EJK), a wholly owned operating subsidiary, and are guaranteed by EnerJex. The Debentures contain certain covenants, including one that requires EnerJex to meet certain average daily BOPDE at various future dates. If EnerJex does not meet this covenant, it will be required to issue up to an additional 12 million shares of common stock to the Debenture Holders. To avoid issuing additional shares, EnerJex must have production of the equivalent to:

-- 180 BOPDE by December 31, 2007;
-- 182 BOPDE by June 30, 2008;
-- 170 BOPDE by December 31, 2008; and
-- 206 BOPDE by June 30, 2009.

Cochennet concluded, "Based on the positive results from our efforts through the increase in number of wells drilled, current production flows, and an inventory of over 350 drilling locations, I am confident we will continue to be in compliance with our Debenture covenants."

About EnerJex Resources, Inc.

EnerJex is an oil and natural gas acquisition, exploration and development company. Operations, conducted solely through EnerJex Kansas and DD Energy, its wholly owned operating subsidiaries, are focused on the mid-continent region of the United States. EnerJex acquires oil and natural gas assets that have existing production and cash flows.

Once acquired, EnerJex implements an exploration and development program to accelerate the recovery of the existing oil and natural gas as well as to explore for additional reserves. More information on EnerJex and its operations can be found on its website: http://www.EnerJexResources.com.

Forward-Looking Statement

The statements in this press release regarding the BOPDE from EnerJex wells, number of current and anticipated wells, current operations, future outlook, and any other effects resulting from any of the above forward-looking statements involve risks and uncertainties. Such risks and uncertainties, include, but are not limited to: the continued production of oil at historical rates; continued production at above the threshold levels; costs of operations and development; delays, and any other difficulties related to producing oil; rig availability; price of oil; exploitation and exploration successes; marketing and sales of produced minerals; risks and effects of legal and administrative proceedings and governmental regulation; actions taken and to be taken by the government as a result of political and economic conditions; future financial and operational results; competition; general economic, market or business conditions; and the ability to manage and continue growth. Although EnerJex believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements EnerJex makes in this news release include market conditions and those set forth in reports or documents EnerJex files from time to time with the Securities and Exchange Commission (SEC). EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Source: EnerJex Resources, Inc.